                                                                    EXHIBIT 3.17


                             AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                      OF
                         MLP ENVIRONMENTAL MUSIC, LLC
                   (A WASHINGTON LIMITED LIABILITY COMPANY)

                                  DATED AS OF
                                MARCH 18, 1999

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.    DEFINITIONS.........................................................   1

2.    FORMATION OF COMPANY................................................   4
      2.1.  Formation.....................................................   4
            ---------
      2.2.  Name..........................................................   4
            ----
      2.3.  Principal Place of Business...................................   4
            ---------------------------
      2.4.  Registered Office and Registered Agent........................   4
            --------------------------------------
      2.5.  Date of Dissolution...........................................   4
            -------------------
3.    BUSINESS OF COMPANY.................................................   5

4.    NAMES AND ADDRESSES OF MEMBERS......................................   5

5.    MANAGERS; RIGHTS AND DUTIES.........................................   5
      5.1.  Management....................................................   5
            ----------
      5.2.  Payment of Expenses...........................................   5
            -------------------
      5.3.  Limitation on Liability, Indemnification......................   5
            ----------------------------------------
      5.4.  Increasing or Decreasing the Number of Managers...............   6
            -----------------------------------------------
      5.5.  Vacancies.....................................................   6
            ---------
6.    RIGHTS AND OBLIGATIONS OF MEMBERS...................................   7
      6.1.  Limitation of Liability.......................................   7
            -----------------------
      6.3.  No Approval of Sale of All Assets.............................   7
            ---------------------------------
      6.4.  Inspection of Records.........................................   7
            ---------------------
      6.5.  No Priority on Return of Capital..............................   7
            -------------------------------
      6.6.  Dissociation and Withdrawal of a Member.......................   7
            ---------------------------------------
            (a)   No Withdrawal Rights....................................   7
                  --------------------
            (b)   Dissociation Events.....................................   8
                  -------------------
7.    MEETINGS AND DECISIONS OF MEMBERS...................................   9
      7.1.  Meetings......................................................   9
            --------
      7.2.  Place of Meetings.............................................   9
            -----------------
      7.3.  Manner of Acting..............................................   9
            ----------------
8.   CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS....................   9
     8.1.    Members' Capital Contributions...............................   9
             ------------------------------
             (a)  Initial Capital Contributions...........................   9
                  -----------------------------
             (b)  Additional Capital Contributions........................   9
                  --------------------------------
             (c)  Interest on Unpaid Capital Contributions................  10
                  ----------------------------------------
             (d)  Exclusive Remedies for Failure to Make
                  --------------------------------------
                  Capital Contributions...................................  10
                  ---------------------

     8.2.    Capital Accounts.............................................  10
             ----------------
             (a)  Establishment and Maintenance...........................  10
                  -----------------------------
             (b)  Basic Adjustments to Capital Accounts...................  10
                  -------------------------------------

           (c)  Compliance with Regulations...............................  11
                ---------------------------

9.   ALLOCATIONS OF NET PROFITS AND LOSSES................................  11
     9.1.  Allocation of Net Profit and Loss - In General.................  11
           ----------------------------------------------
           (a)  Allocation of Net Profit or Loss..........................  11
                --------------------------------
           (b)  Limitation................................................  11
                ----------
     9.2.  Special Allocations............................................  12
           -------------------
           (a)  Minimum Gain Chargeback...................................  12
                -----------------------
           (b)  Member Minimum Gain Chargeback............................  12
                ------------------------------
           (c)  Qualified Income Offset...................................  12
                -----------------------
     9.3.  Corrective Allocations.........................................  13
           ----------------------
           (a)  Allocations to Achieve Economic Agreement.................  13
                -----------------------------------------
           (b)  Waiver of Application of Minimum Gain Chargeback..........  13
                ------------------------------------------------
     9.4.  Other Allocation Rules.........................................  13
           ----------------------
           (a)  General...................................................  13
                -------
           (b)  Allocation of Recapture Items.............................  13
                -----------------------------
     9.5.  Determination of Net Profit or Loss............................  14
           -----------------------------------
           (a)  Computation of Net Profit or Loss.........................  14
                ---------------------------------
           (b)  Adjustments to Net Profit or Loss.........................  14
                ---------------------------------
           (c)  Items Specially Allocated.................................  14
                -------------------------
     9.6.  Mandatory Tax Allocations Under Code Section 704(c)............  14
           ---------------------------------------------------

10.  DISTRIBUTIONS........................................................  14
     10.1. Cash Distributions.............................................  14
           ------------------
           (a)  Nonliquidating Distributions..............................  14
                ----------------------------
           (b)  Distributions in Liquidation..............................  15
                ----------------------------
     10.2. Distributions in Kind..........................................  15
           ---------------------

11.  ACCOUNTING, BOOKS AND RECORDS........................................  15
     11.1. Accounting Principles..........................................  15
           ---------------------
     11.2. Interest on and Return of Capital Contributions................  16
           -----------------------------------------------
     11.3. Loans to Company...............................................  16
           ----------------
     11.4. Accounting Period..............................................  16
           -----------------
     11.5. Records, Audits and Reports....................................  16
           ---------------------------
     11.6. Tax Matters Partner............................................  16
           -------------------
           (a)  Designation...............................................  16
                -----------
           (b)  Expenses of Tax Matters Partner; Indemnification..........  16
                ------------------------------------------------
     11.7. Returns and Other Elections....................................  17
           ---------------------------

12.  TRANSFERABILITY......................................................  17
     12.1. General........................................................  17
           -------
     12.2. Additional Transfer Provisions.................................  17
           ------------------------------
          (a)  Admission of New Members...................................  17
               ------------------------
          (b)  Further Requirements.......................................  18
               --------------------
          (c)  Indemnification............................................  18
               ---------------
          (d)  Loss of Membership Interest................................  18
               ---------------------------
     12.3. Pledge of Units................................................  18
           ---------------

13.  ADDITIONAL MEMBERS.....................................................................   19
     13.1.  Admission; Additional Units.....................................................   19
            ---------------------------

14.  DISSOLUTION AND TERMINATION............................................................   19
     14.1.  Dissolution.....................................................................   19
            -----------
     14.2.  Allocation of Net Profit and Loss in Liquidation................................   19
            ------------------------------------------------
     14.3.  Winding Up, Liquidation and Distribution of Assets..............................   20
            --------------------------------------------------
     14.4.  No Obligation to Restore Negative Capital Account Balance on Liquidation........   20
            ------------------------------------------------------------------------
     14.5.  Termination.....................................................................   20
            -----------
     14.6.  Certificate of Cancellation.....................................................   20
            ---------------------------
     14.7.  Return of Contribution Nonrecourse to Other Members.............................   21
            ---------------------------------------------------

15.  INDEPENDENT ACTIVITIES OF MANAGERS AND MEMBERS.........................................   21

16.  MISCELLANEOUS PROVISIONS...............................................................   21
     16.1.  Notices.........................................................................   21
            -------
     16.2.  Governing Law...................................................................   21
            -------------
     16.3.  Amendments......................................................................   21
            ----------
     16.4.  Headings........................................................................   22
            --------
     16.5.  Waivers.........................................................................   22
            -------
     16.6.  Rights and Remedies Cumulative..................................................   22
            ------------------------------
     16.7.  Severability....................................................................   22
            ------------
     16.8.  Heirs, Successors and Assigns...................................................   22
            -----------------------------
     16.9.  Creditors.......................................................................   22
            ---------
     16.10. Counterparts....................................................................   22
            ------------
     16.11. Investment Representations......................................................   23
            --------------------------

                             AMENDED AND RESTATED

                      LIMITED LIABILITY COMPANY AGREEMENT
                                      OF
                         MLP ENVIRONMENTAL MUSIC, LLC


     THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT is made as of March 18, 1999, by and among MUZAK LLC, a Delaware limited liability company, the successor entity to the merger of Muzak Limited Partnership with and into Audio Communications, LLC and MLP ENVIRONMENTAL MUSIC, LLC, a Washington limited liability company (the "Company").

     WHEREAS, as of immediately prior to the date hereof, the Company's liability company agreement is that certain Limited Liability Company Agreement of MLP Environmental Music, LLC, dated as of December 24, 1998 (the "Original Agreement"); and

     WHEREAS, Muzak LLC, being the sole Member of the Company as of the date hereof, desires to amend and restated the Original Agreement in its entirety as set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the Member hereby agrees as follows:

1.   DEFINITIONS

     The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein)

     "Act" means the Washington Limited Liability Company Act, Chapter 25.15 of
      ---
the Revised Code of Washington, as it may be amended from time to time.

     "Affiliate" means, with respect to any Person, (i) any other Person
      ---------
directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling fifty percent (50%) or more of the outstanding voting interests of such Person, (iii) any officer, director or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee or holder of fifty percent (50%) or more of the voting interests of any Person described in clauses (i) through (iii). For purposes of this definition, the terms "controls," "is controlled by" or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Amended and Restated Limited Liability Company
      ---------
Agreement, as originally executed and as may be amended, modified, supplemented or restated from time to time.

     "Capital Account" shall have the meaning ascribed to that term in Section
      ---------------                                                  -------
8.2.
---

     "Capital Contribution" means the total amount of money and the fair market
      --------------------
value of property (net of liabilities secured by such property that the Company is considered to assume or take subject to under Code Section 752) contributed to the capital of the Company by a Member pursuant to the terms of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, or
      ----
corresponding provisions of subsequent superseding federal revenue laws.

     "Company Minimum Gain" has the same meaning as the term "partnership
      --------------------
minimum gain" in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

     "Deficit Capital Account" means with respect to any Unit Holder, the
      -----------------------
deficit balance, if any, in such Unit Holder's Capital Account as of the end of the taxable year, after giving effect to the following adjustments:

          (A) credit to such Capital Account any amount that such Unit Holder is obligated to restore to the Company under Section 1.704-1(b)(2)(ii)(c) of the Regulations as well as any addition thereto pursuant to the next-to-last sentences of Sections 1.704-2(g)(1) and (i)(5) of the Regulations; and

          (B) debit to such Capital Account the items described in Sections 1.704-1 (b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

This definition is intended to comply with the provisions of Sections 1.704-1(b)(2)(ii)(d) and 1.704-2 of the Regulations and will be interpreted consistently with those provisions.

     "Distributable Cash" means all cash received by the Company, less the sum
      ------------------
of the following to the extent paid or set aside by the Company: (i) all principal and interest payments on indebtedness of the Company and other sums paid or payable to lenders; (ii) all other cash expenditures; and (iii) any reserves the Company deems necessary or desirable.

     "Economic Interest" means a share of Net Profits, Net Losses and other tax
      -----------------
items of the Company and distributions of the Company's assets pursuant to this Agreement and the Act, but shell not include any right to participate in the management or affairs of the Company, including, the right to vote on, consent to or otherwise participate in any decision of the Members.

     "Economic Interest Owner" means a Unit Holder who is not a Member.
      -----------------------

     "Entity" means any general partnership, limited partnership, limited
      ------
liability company, corporation, joint venture, trust, business trust, cooperative or association or any other organization that is not a natural person.

     "Majority Interest" means, at any time, more than fifty percent (50%) of
      -----------------
the then-outstanding Units heft by Members.

     "Manager" means Royce Yudkoff and any other Person who may become a
      -------
substitute or additional Manager as provided in Section 5.  At any time when
                                                ---------
there is more than one Manager, the affirmative vote, approval or consent of a majority of the Managers shall be required to take any action permitted to be taken by the Manager.

     "Member" means a Unit Holder who executes a counterpart of this Agreement
      ------
as a Member, and each other Unit Holder who may hereafter become a Member pursuant to the terms of this Agreement and the Act, unless in either case such Unit Holder has ceased to be a Member pursuant to the tones of Section 6.6
                                                               -----------
hereof. To the extent a Manager is also a Member, such Manager will have all the rights of a Member with respect to its Membership Interest and its Economic Interest, and the term "Member" as used herein shall include a Manager to the extent such Manager is also a Member.

     "Membership Interest" means a right to participate in the management or
      -------------------
affairs of the Company, including the right to vote on, consent to or otherwise participate in any decision of the Members.

     "Member Minimum Gain" has the same meaning as the term "partner nonrecourse
      -------------------
debt minimum gain" in Section l.702(i) of the Regulations.

     "Net Profits" and "Net Losses" shall have the meaning ascribed to those
      -----------       ----------
terms in Section 9.5.
         -----------

     "Percentage Interest" with respect to any Unit Holder, means the percentage
      -------------------
determined based upon the ratio that the number of Units held by such Unit Holder bears to the total number of outstanding Units.

     "Person" means any individual or Entity, and the heirs, executors,
      ------
administrators, legal representatives, successors and assigns of such "Person" where the context so permits.

     "RCW" means the Revised Code of Washington, as it may be amended from time
      ---
to time.

     "Regulations" means temporary and final Treasury regulations promulgated
      -----------
under the Code and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

     "Tax Matters Partner" shall have the meaning ascribed to that term in
      -------------------
Section 11.6.

     "Unit Holder" means a Person who holds Units.
      -----------

     "Units" means all units of Economic Interest in the Company, whether now or
      -----
hereafter existing. The Units are securities governed by Article 8 of the Uniform Commercial Code (the "UCC"), shall be represented by certificated and are "certificated securities" as defined in Article 8 of the UCC.

2.   FORMATION OF COMPANY

     2.1  Formation.
          ---------

     The Company was formed on December 24, 1998, when the Certificate of Formation which was executed and filed with the office of the Washington Secretary of State in accordance with and pursuant to the Act became effective.

     2.2  Name.
          ----

     The name of the Company is MLP ENVIRONMENTAL MUSIC, LLC.

     2.3  Principal Place of Business.
          ---------------------------

     The principal place of business of the Company shall be 2901 Third Avenue, Suite 400, Seattle, Washington 98121.

     2.4  Registered Office and Registered Agent.
          --------------------------------------

     The Company's initial registered agent and the address of its initial registered office in the State of Washington are as follows:

     --------------------------------------------------------------------
      Name                Address
      ----                -------
     --------------------------------------------------------------------
      LOUISA BARASH       Suite 6100
                          701 Fifth Avenue
                          Seattle, Washington 98104-7098
     --------------------------------------------------------------------

The registered office and registered agent may be changed by the Manager from time to time by filing an amendment to the Certificate of Formation.

     2.5  Date of Dissolution.
          -------------------

     The Company shall have perpetual existence. No date of dissolution is specified.

3.   BUSINESS OF COMPANY

     The business of the Company shall be.

          (A) to carry on Any lawful business or activity which may be conducted by a limited liability company organized under the Act; and

          (B) to exercise all other powers necessary to or reasonably connected with the Company's business, including the ability to incur and guaranty indebtedness, which may be legally exercised by a limited liability company under the Act.

4.   NAMES AND ADDRESSES OF MEMBERS

     The names and addresses of the Members are set forth on the attached
Schedule 1, as amended or restated from time to time.
----------

5.   MANAGERS; RIGHTS AND DUTIES

     5.1  Management.
          ----------

     The business and affairs of the Company shall be managed by the Manager. Except as otherwise expressly provided in this Agreement, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business. Unless authorized to do so by the Manager, no Member, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose.

     5.2  Payment of Expenses.
          -------------------

     The Company shall pay all of its expenses of operation, which expenses may be either billed directly to the Company or billed to. and paid by, the Manager or an Affiliate of the Manager and reimbursed to the payor by the Company. The Company shall also pay or reimburse the Manager or an affiliate of the Manager for all expenses incurred in connection with the organization of the Company and the sale of interests in the Company. These expenses may include, but are not limited to, legal, accounting, financing and other professional fees and costs, however, the legal, accounting, financing and other professional fees and costs incurred by a Member in connection with the purchase of an interest in the Company shall be borne solely by that Member.

     5.3  Limitation on Liability, Indemnification.
          ----------------------------------------

     Neither the Manager nor any Affiliate of the Manager shall be liable, responsible or accountable in damages or otherwise to the Company or the Members for any act or omission by any such Person performed in good faith pursuant to the authority granted to such Person by this Agreement or in accordance with its provisions, and in a manner reasonably believed by such Person to be within the scope of the authority granted to such Person and in the best interest of the Company; provided, that such act or omission did not involve intentional misconduct or a
--------  ----
knowing violation of law, conduct violating RCW 25.15.235 or any transaction from which the Person will, without the approval of Members collectively holding a Majority Interest, receive a benefit in money, property or services to which such Person is not legally entitled. The Company shall indemnify, defend and hold harmless the Manager, any Affiliate, and each director, officer, partner, employee or agent thereof, against any liability, loss, damage, cost or expense incurred by them on behalf of the Company or in furtherance of the Company's interests without relieving any such Person of liability for intentional misconduct or a knowing violation of law, conduct violating RCW 25.15.235 or any transaction from which the Person will, without the approval of Members collectively holding a Majority Interest, receive a benefit in money, property or services to which such Person is not legally entitled. No Member shall have any personal liability with respect to the satisfaction of any required indemnification of the above-mentioned Persons.

     Any indemnification required to be made by the Company shall be made promptly following the fixing of the liability, loss, damage, cost or expense incurred or suffered by a final judgment of any court, settlement, contract or otherwise. In addition, the Company shall advance funds to a Person claiming indemnification under this Section 5.3 for legal expenses and other costs
                           -----------
incurred as a result of a legal action brought against such Person only if (i) the legal action relates to the performance of duties or services by the Person on behalf of the Company, (ii) the legal action is initiated by a party other than a Member and (iii) such Person undertakes to repay the advanced funds to the Company if it is determined that such Person is not entitled to indemnification pursuant to the terms of this Agreement.

     5.4  Increasing or Decreasing the Number of Managers.
          -----------------------------------------------

     The number of Managers may be increased or decreased by the affirmative vote of Members collectively holding a Majority Interest. If an increase or decrease in the number of managers creates any vacancy or requires the removal of any Manager, the filling of such vacancy or the removal of such Manager shall be governed by Section 5.5 and Section 5.6, respectively.
               -----------     -----------

     5.5  Vacancies.
          ---------

     Any vacancy occurring for any reason in the number of Managers shall be filled by the affirmative vote of Members collectively holding a Majority Interest.

     5.6  Removal.
          -------

     Any Manager may be removed at any time, with or without cause, by the affirmative vote of Members collectively holding a Majority Interest. The removal of a Manager who is also a

Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

     5.7  Right to Rely on the Manager.
          ----------------------------

     Any Person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Manager as to the identity and authority of the Manager or other Person to act on behalf of the Company.

6.   RIGHTS AND OBLIGATIONS OF MEMBERS

     6.1  Limitation of Liability.
          -----------------------

     Each Member's liability shall be limited as set forth in this Agreement and the Act.

     6.2  Liability for Company Obligations.
          ---------------------------------

     Except as otherwise provided by law, Members shall not be personally liable for any debts, obligations or liabilities of the Company.

     6.3  No Approval of Sale of All Assets.
          ---------------------------------

     The affirmative vote of Members collectively holding a Majority Interest shall not be required in order for the Company, acting through the Manager, to sell, exchange or otherwise dispose of all, or substantially all, of the Company's assets.

     6.4  Inspection of Records.
          ---------------------

     Upon reasonable request, each Member shall have the right to inspect and copy at such Member's expense, during ordinary business hours, the records required to be maintained by the Company pursuant to Section 11.5.
                                                     ------------

     6.5  No Priority on Return of Capital.
          --------------------------------

     Except as expressly provided in Sections 9, 10 and 14, no Unit Holder shall
                                     ---------------------
have priority over any other Unit Holder, either as to the return of Capital Contributions or as to Net Profits, Net Losses or distributions. This Section
                                                                       -------
6.5 shall nor apply to the repayment of loans made by a Unit Holder to the
---
Company.

     6.6  Dissociation and Withdrawal of a Member.
          ---------------------------------------

          (a)  No Withdrawal Rights
               --------------------

     A Member may nor withdraw as a Member prior to dissolution and commencement of winding up of the Company pursuant to Section 14 without the written consent
                                         ----------
of Members
collectively holding a majority of Units then held by Members other than the Member proposing to withdraw.

          (b)  Dissociation Events
               -------------------

     A Person shall cease to be a Member upon the occurrence of one or more of the following events:

               (i) The Person withdraws by voluntary act from the Company with the written consent of Members collectively holding a majority of Units then held by Members other than the Member proposing to withdraw, as provided in Subsection (a) of this Section 6.6.
--------------         -----------

               (ii) The Person ceases to be a Member as provided in RCW 25.15.250(2)(b) and Section 12.4(d) following an assignment of all the Person's Economic Interest; or

               (iii) Unless Members collectively holding a majority of the Units then held by Members other than such Person agree in writing that such Person's status as a Member shall not be terminated:

                     (A) the Person (1) makes a general assignment for the benefit of creditors; (2) files a voluntary petition in bankruptcy; (3) becomes the subject of an order for relief in bankruptcy proceedings; (4) files a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (5) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding of the nature described in clauses (1) through (4) above; or (6) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of such Person's properties:

                     (B) one-hundred-twenty (120) days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within ninety (90) days after the appointment, without such Person's consent or acquiescence, of a trustee, receiver or liquidator of such Person or of all or say substantial part of such Person's properties, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any stay, the appointment is not vacated;

                     (C) in the case of a Person who is an individual, the entry of an order by a court of competent jurisdiction adjudicating the Person incapacitated to manage his or her person or estate;

                     (D) in the case of a Person that is a general partnership, a limited partnership or another limited liability company, the dissolution and commencement of winding up of such Person; or

                     (E) in the case of a Person that is a corporation, the filing of articles of dissolution or the equivalent for the corporation or the administrative dissolution of the corporation.

7.   MEETINGS AND DECISIONS OF MEMBERS

     7.1  Meetings.
          --------

     Meetings of the Members, for any purpose or purposes, may be called by the Manager or by Members collectively holding at least ten percent (10%) of the Units held by Members.

     7.2  Place of Meetings.
          -----------------

     The Manager or the Members calling the meeting may designate any place, either within or outside the State of Washington, as the place of meeting for any meeting of the Members.

     7.3  Manner of Acting.
          ----------------

     All decisions by the Members shall be made by the affirmative vote, approval or consent of Members collectively holding a Majority Interest, except that the affirmative vote, approval or consent of all Members shall be required to amend this Agreement or to authorize any Member or other Person to do any act on behalf of the Company that contravenes this Agreement. A Member may vote, or otherwise give approval or consent in person (in writing or orally, whether face-to-face, by telephone or through any other means of communication) or by proxy.

     8.   CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

     8.1  Members' Capital Contributions.
          ------------------------------

          (a)  Initial Capital Contributions
               -----------------------------

     Each Member shall contribute to the Company such money or other property at such times as are set forth in the attached Schedule 1 opposite that Member's
                                            ----------
name as such Member's initial Capital Contribution.

          (b)  Additional Capital Contributions
               --------------------------------

     The Members shall be required to make additional Capital Contributions, in proportion to their respective Percentage Interests, as, when and in amounts Members collectively holding a Majority Interest determine from time to time to be reasonably necessary to provide working capital, establish reserves or pay expenses of the Company. Such additional Capital Contributions shall be made no later than thirty (30) days after notice of the amount to be contributed by each Member is given. NOTHING CONTAINED IN THIS SECTION 8.1(b) IS OR SHALL BE DEEMED
                                            --------------
TO BE FOR THE BENEFIT OF ANY PERSON OTHER THAN THE MEMBERS AND THE COMPANY, AND NO SUCH PERSON SHALL UNDER ANY

CIRCUMSTANCE HAVE ANY RIGHT TO COMPEL ANY ACTIONS OR PAYMENTS BY THE MEMBERS.

          (c)  Interest on Unpaid Capital Contributions
               ----------------------------------------

     Any Capital Contribution nor made when due shall bear interest from the date due until contributed to the Company at a rate equal to the lesser of (i) two percentage points (2.00%) per annum over the prime lending rate of interest announced from time to time by BANK OF AMERICA NT & SA, doing business as SEATTLE-FIRST NATIONAL BANK, or its successor during such period and (ii) the maximum interest that may be charged by the Company on such amounts under applicable law.

          (d)  Exclusive Remedies for Failure to Make Capital Contributions
               ------------------------------------------------------------

     Any distribution a Member would otherwise be entitled to receive during any period in which such Member is in default on any required Capital Contribution (a "Defaulting Member") shall be applied by the Company against the Defaulting Member's required Capital Contribution, along with interest, in such order as the Company shall determine. If a Defaulting Member fails to make a Capital Contribution for more than one (1) year from the date due, then the Defaulting Member shall: (i) automatically forfeit all rights (including the right to vote on, consent to or otherwise participate in any decision of the Members) associated with the Defaulting Member's Membership Interest; and (ii) be deemed to have offered for sale to the Company all of the Units and any other associated rights then held by the Defaulting Member for a purchase price determined by application of the appraisal process specified in Section 12.3(c)
                                                                ---------------
to be the Appraised Value (as defined in Section 12.3(c)) of Defaulting Member's
                                         ---------------
Units, substituting the Defaulting Member for "the Seller," the Company for "the other Unit Holders," and the anniversary of the due date for "the Purchase Event." The Company shall have the right to offset the purchase price paid to the Defaulting Member with amounts, including Capital Contributions together with interest thereon, otherwise owed to the Company by the Defaulting Member. THE REMEDIES PROVIDED IN THIS SECTION 8.1(d) SHALL BE THE EXCLUSIVE REMEDIES FOR
                              --------------
A MEMBER'S FAILURE TO MAKE A CAPITAL CONTRIBUTION WHEN DUE.

     8.2  Capital Accounts.
          ----------------

          (a)  Establishment and Maintenance
               -----------------------------

     A separate "Capital Account" will be established and maintained for each Unit Holder in accordance with the rules of Section 1.704-1(b)(2)(iv) of the Regulations, which are incorporated herein by this reference.

          (b)  Basic Adjustments to Capital Accounts
               -------------------------------------

     Each Unit Holder's Capital Account will be increased by (i) the amount of money contributed by such Unit Holder to the Company; (ii) the fair market value of property contributed by such Unit Holder to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take the property subject to under Code Section 752); (iii) allocations to such Unit Holder of Net Profits; (iv) any items in the nature of income and gain that are specially allocated to the Unit Holder pursuant to Sections 9.2 and 9.3, and (v) allocations to such Unit Holder of income and gain exempt from federal income tax. Each Unit Holder's Capital Account will be decreased by (i) the amount of money distributed to such Unit Holder by the Company; (ii) the fair market value of property distributed to such Unit Holder by the Company (net of liabilities secured by such distributed property that such Unit Holder is considered to assume or take the property subject to under Code Section 752); (iii) allocations to such Unit Holder of expenditures described in Code Section 705(a)(2)(B); (iv) any items in the nature of deduction and loss that are specially allocated to the Unit Holder pursuant to Sections 9.2 and 9.3, and (v)
                                                   --------------------
allocations to such Unit Holder of Net Losses. In the event of a permitted sale or exchange of a Membership Interest or an Economic Interest in the Company, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Membership Interest or economic Interest.

          (c)  Compliance with Regulations
               ---------------------------

     The manner in which Capital Accounts are to be maintained pursuant to this
Section 8.2 is intended to comply with the requirements of Code Section 704(b) and the Regulations promulgated thereunder. If in the opinion of the Company's legal counsel or accountants the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 8.2 should be modified in order to comply with Code Section 704(b) and the Regulations thereunder, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 8.2, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the
                                     --------  -------
manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members.

9.   ALLOCATIONS OF NET PROFITS AND LOSSES

     9.1. Allocation of Net Profit and Loss - In General
          ----------------------------------------------

          (a)  Allocation of Net Profit or Loss
               --------------------------------

     Subject to the limitation set forth in Section 9.1(b) and after giving
                                            --------------
effect to the special allocations set forth in Sections 9.2 and 9.3, the Net
                                               --------------------
Profit or Net Loss for any fiscal year of the Company shall be allocated among the Unit Holders in accordance with the written agreement of all of the Members provided for in Section 10.1(a), or, in the absence of such unanimous written
                ---------------
agreement, in accordance with the Unit Holders' respective Percentage Interests.

          (b)  Limitation
               ----------

     The Net Loss allocated to each Unit Holder for any Company fiscal year pursuant to Section 9.1(a) shall not exceed the maximum amount of Net Loss that
            --------------
can be so allocated without causing such Unit Holder to have a Deficit Capital Account at the end of the fiscal year.

All Net Losses in excess of the limitation set forth in this Section 9.1(b)
                                                             --------------
shall be allocated to the other Unit Holders who do not have Deficit Capital Accounts in proportion to their respective Percentage Interests.

     9.2. Special Allocations
          -------------------

     The following special allocations shall be made for any fiscal year of the Company in the following order:

          (a)  Minimum Gain Chargeback
               -----------------------

     If there is a net decrease in Company Minimum Gain during any Company fiscal year, each Unit Holder shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Unit Holder's share of the net decrease in Company Minimum Gain, determined in accordance with Sections 1.704-2(f) and 1.7042(g)(2) of the Regulations. The items to be so allocated, and the manner in which those items are to be allocated among the Unit Holders, shall be determined in accordance with Sections 1.704-2(f) and 1.704-2(i)(2) of the Regulations. This Section
                                                                     -------
9.2(a) is intended to satisfy the minimum gain chargeback requirement in Section
------
1.704-2(f) of the Regulations and shall be interpreted and applied accordingly.

          (b)  Member Minimum Gain Chargeback
               ------------------------------

     If there is a net decrease in Member Minimum Gain during any Company fiscal year, each Unit Holder who has a share of that Member Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Unit Holder's share of the net decrease in Member Minimum Gain, determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(i)(5) of the Regulations. The items to be so allocated, and the manner in which those items are to be allocated among the Unit Holders, shall be determined in accordance with Sections 1.704 2(h)(4) and 1.704-2(j)(2) of the Regulations. This Section 9.2(b) is intended to satisfy the minimum gain
                          --------------
chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted and applied accordingly.

          (c)  Qualified Income Offset
               -----------------------

     In the event that any Unit Holder unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, items of Company income and gain shall be specially allocated to such Unit Holder in an amount and in a manner sufficient to eliminate as quickly as possible, to the extent required by Section 1.704-
(1)(b)(2)(ii)(d) of the Regulations, the Deficit Capital Account of the Unit Holder (which Deficit Capital Account shall be determined as if all other allocations provided for in this Section 9 have been tentatively made as if this
Section 9.2(c) were not in this Agreement).

     9.3. Corrective Allocations
          ----------------------

          (a)  Allocations to Achieve Economic Agreement
               -----------------------------------------

     The allocations set forth in the last sentence of Section 9.1(b) and in
                                                       --------------
Section 9.2 are intended to comply with certain regulatory requirements under
-----------
Code Section 704(b). The Members intend that, to the extent possible, all allocations made pursuant to such Sections will, over the term of the Company, be offset either with other allocations pursuant to Section 9.2 or with special
                                                    -----------
allocations of other items of Company income, gain loss, or deduction pursuant to this Section 9.3(a). Accordingly, the Tax Matters Partner is hereby
        --------------
authorized and directed to make offsetting allocations of Company income, gain, loss or deduction under this Section 9.3(a) in whatever manner the Tax Matters
                             --------------
Partner determines is appropriate so that, after such offsetting special allocations are made, the Capital Accounts of the Unit Holders are, to the extent possible, equal to the Capital Accounts each would have if the provisions of Section 9.2 were not contained in this Agreement and all income, gain, loss
   -----------
and deduction of the Company were instead allocated pursuant to Section 9.1 (a).
                                                                ---------------

          (b)  Waiver of Application of Minimum Gain Chargeback
               ------------------------------------------------

     The Tax Matters Partner shall request from the Commissioner of the Internal Revenue Service a waiver, pursuant to Section 1.704-2(f)(4) of the Regulations, of the minimum gain chargeback requirements of Section 1.704 2(f) of the Regulations if the application of such minimum gain chargeback requirement would cause a permanent distortion of the economic arrangement of the Members, as reflected in Section 9.1(a).
             --------------

     9.4. Other Allocation Rules
          ----------------------

          (a)  General
               -------

     Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Unit Holders in the same proportions as they share Net Profits or Net Losses, as the case may be, for the year.

          (b)  Allocation of Recapture Items
               -----------------------------

     In making any allocation among the Unit Holders of income or gain from the sale or other disposition of a Company asset, the ordinary income portion, if any, of such income and gain resulting from the recapture of cost recovery or other deductions shall be allocated among those Unit Holders who were previously allocated (or whose predecessors-in-interest were previously allocated) the cost recovery deductions or other deductions resulting in the recapture items, in proportion to the amount of such cost recovery deductions or other deductions previously allocated to them.

     9.5. Determination of Net Profit or Loss
          -----------------------------------

          (a)  Computation of Net Profit or Loss
               ---------------------------------

     The Net Profit or Net Loss of the Company, for each fiscal year or other period, shall be an amount equal to the Company's taxable income or loss for such period, determined in accordance with Code Section 703(a) (and, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1), including income and gain exempt from federal income tax, shall be included in taxable income or loss).

          (b)  Adjustments to Net Profit or Loss
               ---------------------------------

     For purposes of computing taxable income or loss on the disposition of an item of Company property or for purposes of determining the cost recovery, depreciation, or amortization deduction with respect to any property, the Company shall use such property's book value determined in accordance with
Section 1.704-l(b) of the Regulations.

          (c)  Items Specially Allocated
               -------------------------

     Notwithstanding any other provision of this Section 9.5, any items that are specially allocated pursuant to Sections 9.2 or 9.3 shall not be taken into account in computing Net Profit or Net Loss.

     9.6. Mandatory Tax Allocations Under Code Section 704(c)
          ---------------------------------------------------

     In accordance with Code Section 704(c) and Section 1.704-3 of the Regulations, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the initial adjusted basis of such property to the Company for federal income tax purposes and its initial book value computed in accordance with Section
                                                                    -------
9.5(b).  Prior to the contribution of any property to the Company that has a
------
fair market value that differs from its adjusted tax basis in the hands of the contributing Member on the date of contribution, the contributing Member and the Manager (or, if the contributing Member is the Manager, Members collectively holding a majority of the Units held by all non-contributing Members) shall agree upon the allocation method to be applied with respect to that property under Section 1.704-3 of the Regulations.

10.  DISTRIBUTIONS

     10.1. Cash Distributions
           ------------------

           (a)  Nonliquidating Distributions
                ----------------------------

     Distributions of Distributable Cash, other than distributions in liquidation pursuant to Section 10.(b), shall be made to the Unit Holders at
                        --------------
least annually in such proportions as all of the Unit Holders shall agree upon in writing, or, in the absence of such unanimous written agreement, in proportion to their Percentage Interests.

           (b)  Distributions in Liquidation
                ----------------------------

     Distributions in liquidation of the Company shall be made to each Unit Holder in the manner set forth in Section 14.3(C).
                                  ---------------

     10.2. Distributions in Kind
           ---------------------

     Non-cash assets, if any, shall be distributed in a manner that reflects how cash proceeds from the sale of such assets for fair market value would have been distributed (after any unrealized gain or loss attributable to such non-cash assets has been allocated among the Unit Holders in accordance with Section 9).
                                                                    ---------

     10.3. Withholding; Amounts Withheld Treated as Distributions
           ------------------------------------------------------

     The Manager is authorized to withhold from distributions, or with respect to allocations or payments, to Unit Holders and to pay over to the appropriate federal, state or local governmental authority any amounts required to be withheld pursuant to the Code or provisions of applicable state or local law. All amounts withheld pursuant to the preceding sentence in connection with any payments, distribution or allocation to any Unit Holder shall be treated as amounts distributed to such Unit Holder pursuant to this Section 10 for all
                                                         ----------
purposes of this Agreement.

     10.4. Limitation Upon Distributions
           -----------------------------

     No distribution shall be declared and paid to the extent that, after giving effect to the distribution, (a) the Company would not be able to pay its debts as they become due in the usual course of business, or (b) the aggregate amount of liabilities of the Company (other than liabilities to Unit Holders on account of their Units) would exceed the fair value of the assets of the Company. For purposes of the calculation described in the preceding sentence, liabilities for which recourse of creditors is limited to specific property of the Company shall be excluded and the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included only to the extent it exceeds such liability. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution if such distribution would violate any of the Company's debt financing agreements or any other debt financing agreement of which the Company is a Guarantor.

11.  ACCOUNTING, BOOKS AND RECORDS

     11.1. Accounting Principles
           ---------------------

     The Company's books and records shall be kept, and its income tax returns prepared, under such permissible method of accounting, consistently applied, as the Manager determines is in the best interest of the Company and its Members.

     11.2. Interest on and Return of Capital Contributions
           -----------------------------------------------

     No Unit Holder shall be entitled to interest on any Capital Contribution or to return of any Capital Contribution, except as otherwise specifically provided for herein.

     11.3. Loans to Company
           ----------------

     Nothing in this Agreement shall prevent any Member from making secured or unsecured loans to the Company.

     11.4. Accounting Period
           -----------------

     The Company's accounting period shall be the calendar year.

     11.5. Records, Audits and Reports
           ---------------------------

     At the expense of the Company, the Manager shall maintain records and accounts of all operations and expenditures of the Company as required by the Act.

     11.6. Tax Matters Partner
           -------------------

           (a) Designation
               -----------

     The Manager, or where there is more than one Manager, the Manager with the largest Economic Interest (or where there is no single Manager with the largest Economic Interest, the Manager whose last name would appear first in an alphabetical listing), shall be the "Tax Matters Partner" of the Company for purposes of Code Section 6221 et seq., the corresponding provisions of any state or local tax law and this Agreement. If no Manager is eligible to serve as Tax Matters Partner, then the Member with the largest Economic Interest (or, where there is no single Member with the largest Economic Interest, the Member whose name would appear first in an alphabetical listing), shall be the Tax Matters Partner.

           (b) Expenses of Tax Matters Partner; Indemnification
               ------------------------------------------------

     The Company shall indemnify and reimburse the Tax Matters Partner for all reasonable expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the

Unit Holders attributable to the Company. The payment of all such expenses shall be made before any distributions are made to Unit Holders (and such expenses shall be taken into consideration for purposes of determining Distributable
Cash). Neither the Tax Matters Partner nor any member shall have any obligation to provide funds for such purpose. The provisions for exculpation and indemnification of the Manager set forth in Section 5.3 of this Agreement shall be fully applicable to any Member acting as Tax Matters Partner.

     11.7. Returns and Other Elections
           ---------------------------

     The Manager shall cause the preparation and timely filing of all tax and information returns required to be filed by the Company pursuant to the Code and all other tax and information returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Unit Holders within a reasonable time after the end of the Company's fiscal year. Except as expressly provided to the contrary in this Agreement, all elections permitted to be made by the Company under federal or state laws shall be made by the Manager in its sole discretion.

12.  TRANSFERABILITY

     12.1. General
           -------

     Neither a Member nor an Economic Interest Owner shall have the right to:

           (A) sell, assign, transfer, exchange or otherwise transfer for consideration, (collectively, "sell" or "sale"); or

           (B) "give, bequeath or otherwise transfer for no consideration, whether or not by operation of law, except in the case of bankruptcy (collectively "gift"),

(other than a pledge) all or any part of its Membership Interest or its Economic Interest without the written consent of Members collectively holding a Majority Interest. In connection with a transfer in any manner of any Units by a Unit Holder in accordance with the provisions of this Agreement to any person who is not a party to this Agreement, the transferring party shall obtain, as a condition to and upon such transfer, the written consent of such transferee to become a party to and be bound by the terms of this Agreement and the consent of the spouse of the transferee, if married, to the terms of this Agreement. Each Unit Holder hereby acknowledges the reasonableness of the restrictions on sale and gift of Membership Interests and Economic Interests imposed by this Agreement in view of the Company's purposes and the relationship of the Members and Economic Interest Owners. Accordingly, the restrictions on sale and gift contained herein shall be specifically enforceable. In the event that any Unit Holder pledges or otherwise encumbers any of its Membership Interest or Economic Interest as security for repayment of a liability, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all the terms and conditions of this Section 12. In any event, no Unit may be transferred except
                   ----------
in compliance with Section 12.2 below and the other provisions of this
                   ------------
Agreement.

     12.2. Additional Transfer Provisions
           ------------------------------

           (a) Admission of New Members
               ------------------------

     Notwithstanding anything to the contrary in this Section 12, if the sale or gift of any Units to a transferee or donee, who is not a Member immediately prior to the sale or gift, is not approved in writing by Members collectively holding a Majority Interest, in their sole and absolute discretion, then the proposed transferee or donee shall have no right to participate in the management of the business and affairs of the Company or to become a Member. Such transferee or donee shall be merely an Economic Interest Owner.

           (b) Further Requirements
               --------------------

     Upon the sale or the gift of any Units, and as a condition to recognizing the substitution of a Person as a new Unit Holder, the Manager may require the transferring Unit Holder and the proposed purchaser, donee or successor-in-interest, as the case may be, to execute, acknowledge and deliver to the Manager such instruments of transfer, assignment and assumption and such other agreements and to perform all such other acts that the Manager may deem necessary or desirable to (i) constitute such Person as a Unit Holder; (ii) confirm that the Person desiring to become a Unit Holder has accepted, assumed and agreed to be subject and bound by all of the terms, obligations and conditions of this Agreement (whether such Person is to be admitted as a new Member or will merely be an Economic Interest Owner); (iii) maintain the status of the Company as a partnership for federal tax purposes; and (iv) assure compliance with any applicable state and federal laws, including securities laws and regulations.

           (c) Indemnification
               ---------------

     Each transferring Unit Holder hereby agrees to indemnify the Manager, the Company and the other Unit Holders against any and all loss, damage or expense (including, without limitation, tax liabilities or loss of tax benefits) arising directly or indirectly as a result of any transfer or purported transfer in violation of this Section 12.

           (d) Loss of Membership Interest
               ---------------------------

     Following any sale or gift of all of a Member's Economic Interest, such Person shall no longer be a Member.

     12.3. Pledge of Units
           ---------------

           (a) Notwithstanding anything contained herein to the contrary, any Member shall have the ability to pledge any Unit(s) owned by such Member and such pledge shall not be a "sale" or "gift" of such Unit(s) for purposes of this Agreement.

           (b) Upon the transfer of such Unit(s) owned by Muzak LLC pursuant to
Section 7.2 of the Pledge and Security Agreement, dated as of the date hereof (the "Pledge
      -------

Agreement"), between the Company, Muzak LLC, Muzak Holdings LLC, certain other
---------
subsidiaries of Muzak LLC, and the Canadian Imperial Bank of Commerce (the "Administrative Agent"), as such Pledge Agreement may be amended and restated
 --------------------
from time to time, and without need for any further action or notice under this Agreement, the transferee of such Units shall be admitted as a Member of the Company and shall acquire all right, title and interest in such Units, including all rights under this Agreement, and Muzak LLC shall be withdrawn as a Member hereunder and shall have no further right, title or interest in such Units or under this Agreement.

13.  ADDITIONAL MEMBERS

     13.1. Admission; Additional Units
           ---------------------------

     Subject to this Section 13, Members collectively holding a Majority
                     ----------
Interest may at any time and from time to time admit additional Members to the Company on such terms and conditions as such Members may deem appropriate. In connection with the admission of additional members, or independent of any such action, Members collectively holding a Majority interest may at any time and from time to time elect to require the Company to issue additional Units in the Company and to adjust the Percentage Interest of each Unit Holder as appropriate based upon such admission or additional issuance.

     13.2. Further Restrictions on Additional Members
           ------------------------------------------

     No additional Member shall be admitted to the Company if (i) the admission of that Member would jeopardize the status of the Company as a partnership for Federal income tax purposes, (ii) cause a termination of the Company pursuant to the then-applicable provisions of the Act, (iii) violate or cause the Company to violate any applicable Federal, state or local law. rule or regulation, including, but not limited to, any applicable Federal or state securities law, or (iv) require the Company co register as an investment company under the Investment Company Act of 1940, as amended.

14.  DISSOLUTION AND TERMINATION

     14.1. Dissolution
           -----------

     The Company shall be dissolved upon the written agreement of all Members to that effect. The occurrence of any of the events specified in Section 6.6(b) or
                                                               --------------
RCW 25.15.130, which cause the dissociation of a Member or cause a Person to cease to be a Member of Company, shall not cause the dissolution or termination of the Company. No consent of the remaining Members of the Company to continue the business of the Company shall be necessary or required.

     14.2. Allocation of Net Profit and Loss in Liquidation
           ------------------------------------------------

     The allocation of Net Profit, Net Loss and other items of the Company following the date of dissolution, including but not limited to gain or loss upon the sale of all or substantially all of the Company's assets, shall be determined in accordance with the provisions of Section 9 and shall be credited or charged to the Capital Accounts of the Unit Holders in the same manner as Net Profit, Net Loss, and other items of the Company would have been credited or charged if there were no dissolution and liquidation.

     14.3. Winding Up, Liquidation and Distribution of Assets
           --------------------------------------------------

     Upon dissolution, the Manager shall immediately proceed to wind up the affairs of the Company. The Manager shall sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Manager may determine to distribute any assets to the Unit Holders in kind) and shall apply the proceeds of such sale and the remaining Company assets in the following order of priority:

           (A) first, in payment of creditors, including Unit Holders and Managers who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company, other than liabilities for distributions to Unit Holders;

           (B) second, to establish any reserves that the Manager deems reasonably necessary for contingent or unforeseen obligations of the Company, and

           (C) third, by the end of the taxable year in which the liquidation occurs (or, if later, within ninety (90) days after the date of such liquidation), to the Unit Holders in proportion to the positive balances of their respective Capital Accounts, as determined after taking into account all Capital Account adjustments for the taxable year during which the liquidation occurs (other than those made pursuant to this Paragraph (C)).
                                                                -------------

     14.4. No Obligation to Restore Negative Capital Account Balance on
           -------------------------------------------------------------
     Liquidation
     -----------

     Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, if any Unit Holder has a negative Capital Account balance (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Unit Holder shall have no obligation to make any Capital Contribution to the Company, and the negative balance of such Unit Holder's Capital Account shall not be considered a debt owed by such Unit Holder to the Company or to any other Person for any purpose whatsoever.

     14.5. Termination
           -----------

     The Manager shall comply with all requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets. Upon completion of the winding up, liquidation and distribution of the assess, the Company shall be deemed terminated.

     14.6. Certificate of Cancellation
           ---------------------------

     When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Unit Holders, the Manager shall file a certificate of cancellation as required by RCW 25.15.080.

     14.7. Return of Contribution Nonrecourse to Other Members
           ---------------------------------------------------

     If the property remaining after the payment or discharge of liabilities of the Company is insufficient to return the Capital Contributions of Members, no Unit Holder shall have recourse against any other Unit Holder.

15.  INDEPENDENT ACTIVITIES OF MANAGERS AND MEMBERS

     Any Manager or Member may engage in or possess an interest in other business ventures of every nature and description, independently or with others, except that no Manager or Member may engage in or possess an interest in a business which is competitive with the business of the Company. This restriction shall include, but not be limited to, the ownership, financing, management, employment by, lending to or otherwise participating in businesses which are similar to the business of the Company without the prior written consent of the Company. To the extent that a Manager or a Member engages or participates in other business ventures permitted by the terms of this Agreement, neither the Company nor any of the Managers or Unit Holders shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits therefrom.

16.  MISCELLANEOUS PROVISIONS

     16.1. Notices
           -------

     Any notice, demand or communication required or permitted under this Agreement shall be deemed to have been duly given if delivered personally to the party to whom directed or, if mailed by registered or certified mail, postage and charges prepaid, addressed (a) if to a Member, to the Member's address specified on the attached Schedule l, (b) if to the Company, to the address
                          ----------
specified in Section 2.3, and (c) if to the Manager, to the address specified in
             -----------
Section 2.3. Any such notice shall be deemed to be given when personally
-----------
delivered or, if mailed, three (3) business days after the date of mailing.

     16.2. Governing Law
           -------------

     This Agreement shell be construed and enforced in accordance with the internal laws of the State of Washington without regard to the conflicts of laws provisions thereof.

     16.3. Amendments
           ----------

     This Agreement may not be amended except by the unanimous written agreement of all of the Members and the Manager.

     16.4. Headings
           --------

     The headings in this Agreement are inserted for convenience only and shall not affect the interpretations of this Agreement.

     16.5. Waivers
           -------

     No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Person making the waiver.

     16.6. Rights and Remedies Cumulative
           ------------------------------

     The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     16.7. Severability
           ------------

     If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

     16.8. Heirs, Successors and Assigns
           -----------------------------

     Each of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

     16.9. Creditors
           ---------

     None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

     16.10.  Counterparts
             ------------

     This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     16.11.  Investment Representations
             --------------------------

     The Units have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities law of any other jurisdiction, including state Blue Sky laws. No Unit Holder may make any disposition of any Units except in accordance with the Securities Act and applicable Blue Sky laws. Prior to any proposed sale, assignment, transfer or pledge of any Units, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Manager of such Unit Holder's intention to effect such transfer, sale, assignments or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail and, if the Manager reasonably so requests, shall be accompanied at such Unit Holder's expense by an opinion of legal counsel which shall be addressed to the Company, to the effect that the proposed transfer of the Units may be effected without registration under the Securities Act, whereupon the Unit Holder of such Units shall be entitled to transfer such Units in accordance with the terms of the notice delivered by the Unit Holder to the Manager. The Manager will not require such a legal opinion in any transaction in which a Unit Holder that is a partnership distributes Units solely to partners and former partners thereof or affiliated partnerships for no consideration, or transfers by gift, will or intestate succession to the spouse, siblings, lineal descendants or ancestors of any Unit Holder, provided that each transferee agrees in writing to be subject to the terms of this Agreement.

     EXECUTED by the undersigned Member and the Company effective as of the date first above written.

                                   MUZAK LLC, a Delaware limited liability
                                   company

                                   By: ________________________________
                                       Name:
                                       Title:


                                   MLP ENVIRONMENTAL MUSIC,
                                   LLC, a Washington limited liability
                                   company

                                   By: ________________________________
                                       Name:
                                       Title:

                                  SCHEDULE 1

                              Member Information
                              ------------------

                                        Initial Capital               Percentage
   Names and Addresses of Members         Contribution      Units      Interest
-----------------------------------     ---------------     -----      --------

MUZAK LLC                               See below           1,000      100.000%
2901 Third Avenue, Suite 400
Seattle, Washington 98171
Attn: Brad Bodenman


As Member's initial capital contribution, Member shall contribute all of its right, title and interest in and to the assets described as follows:

All intangible rights in all compositions and sound recordings in Member's music library as of December 31, 1998.